Schedule 2.3

                                  No Violations

      Except as set forth on Schedule 2.3, the execution, delivery and performance of the Stock Purchase Agreement and the consummation of the transactions contemplated thereby by each of the Seller and Ravenswood do not and will not, subject to obtaining the consents and approvals referred to in Schedules 2.3 and 2.26, (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Company or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to:

      (i)   the charter or by-laws of the Company:

                  Approval by Boards of Directors and Shareholders have been obtained prior to the execution of the Agreement, and copies thereof shall be provided to Purchaser as a condition precedent to Closing.

      (ii)  any applicable Regulation:

            1. Section 7-204 of the Public Utilities Act, 220 ILCS 5/7-204, which is applicable to Ravenswood and/or one or more of its Affiliates, provides that no reorganization shall take place without prior approval of the Illinois Commerce Commission. The transactions contemplated by the Stock Purchase Agreement would be a reorganization under said statute, and therefore require ICC approval. MJD Communications, Inc., Purchaser, Ravenswood and Telephone shall seek to obtain ICC approval by filing a joint application for approval of the reorganization of Telephone in accordance with Section 7-204 of The Public Utilities Act and for all other appropriate relief.

            2. The Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission prohibit a change of control over the FCC licenses listed in Schedule 2.26 without prior approval of the FCC.

                                  Schedule 2.3

                                  No Violations
                                   (Continued)

      (iii) any Order to which either the Seller or the Company is subject:

                Internal Revenue Service (Reference Number 0920405465). IRC
            Section 6166 installment obligation: Seller elected under IRC
            Section 6166 to pay the federal estate tax of her father, Robert C. Gordon, in installments. This obligation is secured by the Company's capital stock. The balance is accelerated upon disposition of the Shares and shall be paid at or prior to closing pursuant to Section 4.16.

      (iv) any Contract to which the Seller, Company or any of their properties are subject:

            1. The following claimants, in July, 1996, assigned to Seller by individual but identical agreements (the "Assignment Agreements") any and all rights they have or may have to the Estate of Robert C. Gordon under any document purporting to be the Last Will and Testament of Robert C. Gordon, to wit: Nancy Ales, Herbert Arbuckle, William Davis, Linda Morris, Leta Manninga (by Power of Attorney Ann Armstrong), D. Evalyn Tate, and the City of El Paso. Each of the Assignment Agreements provides that the proceeds of the sale of the Company will be placed in escrow and distributed by the escrow agent pursuant to a formula set forth therein. Each such claimant has a right to receive a portion of the proceeds of the sale of the Company's capital stock and thus also has a right to receive notice of the sale of the Company.

            2. The following persons who in June, 1998 settled certain litigation with Seller and assigned to her by individual separate instruments any and all rights they have or may have to the Estate of Robert C. Gordon under any document purporting to be the Last Will and Testament of Robert C. Gordon, to wit: Linda Frey, Eugene Koos, Russell Haas, Lois Beach, Jim Frey and the Alpha Iota Chapter of Sigma Chi Fraternity at Illinois Wesleyan University, Bloomington, Illinois, will have been paid for said assignment prior to closing, and Seller has obtained releases with respect thereto in a form satisfactory to Purchaser and Purchaser's counsel. Illinois Wesleyan University, which in December of 1996 assigned to Seller any and all rights it has or may have to the Estate of Robert C. Gordon under any document purporting to be the Last Will and Testament of Robert C. Gordon, has already been paid for said assignment, and Seller has obtained releases with respect thereto in a form satisfactory to Purchaser and Purchaser's counsel.

                                  Schedule 2.3

                                  No Violations
                                   (Continued)

            3. The Rural Telephone Bank is entitled to notice of the change of control and reorganization contemplated by the Stock Purchase Agreement pursuant to the Mortgage and Security Agreement dated February, 1980. Notice will be given by Seller and Purchaser jointly upon execution of the Agreement.

            4. AT&T Communications of Illinois, Inc. is entitled to notice of the change of control and reorganization contemplated by the Stock Purchase Agreement pursuant to that certain agreement between itself and El Paso Telephone Company regarding billing and collecting services. Notice will be given by Seller and Purchaser jointly upon execution of the Agreement.

            5. The Company has other contracts in place, such as the Franchise from the City of El Paso, which require notice to and approval by the other party thereto of any assignment of the contract, however these contracts do not appear to require approval for a change of control or reorganization. All such contracts are included in the list of contracts contained in either Schedule 2.12 or 2.27. Notice will be given by Seller and Purchaser jointly upon execution of the Agreement.

                                  Schedule 2.4

                           Affiliates and Investments

I. Corporate Organizational Chart

            A diagram showing the current corporate structure of Ravenswood and its Affiliates is attached hereto. The diagram does not show other separate entities in which Ravenswood or its affiliates have investments or ownership interests.

II. Affiliates and Investments/Ownership Interests with identifying information:

      A.    Affiliates

            1.    Name:                      The El Paso Telephone Company
                  Status:                    Illinois Corporation
                  Interest:                  100% stock ownership by Ravenswood

            2.    Name:                      El Paso Long Distance Company
                  Status:                    Illinois Corporation
                  Interest:                  100% stock ownership by Ravenswood

            3.    Name:                      Gemcell, Inc.
                  Status:                    Illinois Corporation
                  Interest:                  100% stock ownership by Telephone

      B.    Other Investments or Ownership Interests

            1.    Name:                      Illinois Valley Cellular RSA 2-I
                                             Partnership ("IVC RSA 2-I")
                  Status:                    Illinois General Partnership
                  Owner of Interest:         Gemcell, Inc.
                  Interest Owned:            6 2/3% undivided interest
                  Ownership Instrument:      Partnership Agreement dated Nov. 8,
                                             1989 ("IVC RSA 2-I Partnership
                                             Agreement")

                                  Schedule 2.4

                           Affiliates and Investments
                                   (Continued)

II. Affiliates and Investments/Ownership Interests with identifying information:
(Continued)

      B.    Other Investments or Ownership Interests (Continued)

            2.    Name:                      Illinois Valley Cellular RSA 2-II
                                             Partnership ("IVC RSA 2-II")
                  Status:                    Illinois General Partnership
                  Owner of Interest:         Gemcell, Inc.
                  Interest Owned:            6 2/3% undivided interest
                  Ownership Instrument:      Partnership Agreement dated Nov. 7,
                                             1989 ("IVC RSA 2-II Partnership
                                             Agreement")

            3.    Name:                      Illinois Valley Cellular RSA 2-III
                                             Partnership ("IVC RSA 2-III")
                  Status:                    Illinois General Partnership
                  Owner of Interest:         Gemcell, Inc.
                  Interest Owned:            6 2/3% undivided interest
                  Ownership Instrument:      Partnership Agreement dated Nov. 6,
                                             1989 ("IVC RSA 2-III Partnership
                                             Agreement")

            4.    Name:                      Illinois Valley Cellular RSA 2,
                                             Inc. ("IVC RSA2, Inc.")
                  Status:                    Illinois Corporation
                  Owner of Interest:         The El Paso Telephone Company
                  Interest Owned:            700 shares of NPV common stock
                                             (12.5%)
                  Ownership Instrument:      Certificate Nos. 3, 12 and 20,
                                             dated Dec. 5, 1991, July 1, 1992
                                             and Dec. 4, 1992, respectively

                                  Schedule 2.4

                           Affiliates and Investments
                                   (Continued)

II. Affiliates and Investments/Ownership Interests with identifying information:
(Continued)

      B.    Other Investments or Ownership Interests (Continued)

            5.    Name:                      Associated Network Partners, Inc.
                                             ("ANPI")
                  Status:                    Illinois Corporation
                  Owner of Interest:         Ravenswood Communications, Inc.(1)
                                             [El Paso Long Distance Company]
                  Interest Owned:            1 share of NPV common stock
                  Ownership Instrument:      Certificate No. 8, dated March 8,
                                             199_

            6.    Name/Issuer:               Illuminet Holdings, Inc.
                  State of Incorporation:    Delaware
                  Owner of Interest:         The El Paso Telephone Company
                  Interest Owned:            8,462 shares of common stock
                  Par Value:                 $.01 per share
                  Ownership Instrument:      Certificate No. 101, dated August
                                             11, 1997

            7.    Name/Issuer:               Rural Telephone Bank, established
                                             by Act of Congress, Approved May 7,
                                             1971
                  Owner of Interest:         The El Paso Telephone Company
                  Interest Owned:            80,007 shares of Class B stock
                  Par Value:                 $1.00 per share
                  Ownership Instrument:      Certificate No. B2619, dated May
                                             23, 1986 Stock Register No. 487

----------
      (1) The Certificate representing this stock ownership is currently issued to Ravenswood, however the appropriate entity to own this stock is El Paso Long Distance Company, and the Company has initiated steps to remedy this clerical error with ANPI management. ANPI has revised all agreements, but has not yet issued a new stock certificate.

                                  Schedule 2.4

                           Affiliates and Investments
                                   (Continued)

II. Affiliates and Investments/Ownership Interests with identifying information:
(Continued)

      B.    Other Investments or Ownership Interests (Continued)

            8.    Name/Issuer:               Rural Telephone Bank, established
                                             by Act of Congress, Approved May 7,
                                             1971
                  Owner of Interest:         The El Paso Telephone Company
                  Interest Owned:            15,947 shares of Class B stock
                  Par Value:                 $1.00 per share
                  Ownership Instrument:      Certificate No. B2512, dated Dec.
                                             23, 1985 Stock Register No. 850096
                                             (1985 Patronage Refund)

            9.    Name/Issuer:               Rural Telephone Bank, established
                                             by Act of Congress, Approved May 7,
                                             1971
                  Owner of Interest:         The El Paso Telephone Company
                  Interest Owned:            15,733 shares of Class B stock
                  Par Value:                 $1.00 per share
                  Ownership Instrument:      Certificate No. B2642, dated Jan.
                                             14, 1987 Stock Register No. 860095
                                             (1986 Patronage Refund)

            10.   Name/Issuer:               Rural Telephone Bank, established
                                             by Act of Congress, Approved May 7,
                                             1971
                  Owner of Interest:         The El Paso Telephone Company
                  Interest Owned:            75,565 shares of Class B stock
                  Par Value:                 $1.00 per share
                  Ownership Instrument:      Certificate No. B3122, dated
                                             Oct.16, 1989 (1980 through 1987
                                             Patronage Refund)

            11.   Name/Issuer:               Rural Telephone Bank, established
                                             by Act of Congress, Approved May 7,
                                             1971
                  Owner of Interest:         The El Paso Telephone Company
                  Interest Owned:            46,498 shares of Class B stock
                  Par Value:                 $1.00 per share
                  Ownership Instrument:      Certificate No. B3240, dated March
                                             7, 1990 (1988 & 1989 Patronage
                                             Refund)

                                  Schedule 2.4

                           Affiliates and Investments
                                   (Continued)

II. Affiliates and Investments/Ownership Interests with identifying information:
(Continued)

      B.    Other Investments or Ownership Interests (Continued)

            12.   Name/Issuer:               Rural Telephone Bank, established
                                             by Act of Congress, Approved May 7,
                                             1971
                  Owner of Interest:         The El Paso Telephone Company
                  Interest Owned:            296,388 shares of Class B stock
                  Par Value:                 $1.00 per share
                  Ownership Instrument:      Certificate No. B3546, dated March
                                             14,1994 (1980 through 1984 & 1987
                                             through 1993 Patronage Refund)

            13.   Name/Issuer:               Rural Telephone Bank, established
                                             by Act of Congress, Approved May 7,
                                             1971
                  Owner of Interest:         The El Paso Telephone Company
                  Interest Owned:            277,565 shares of Class B stock
                  Par Value:                 $1.00 per share
                  Ownership Instrument:      uncertificated shares (Patronage
                                             Refunds for certain years)

            14. See Schedule 2.17 for listing of checking and money market accounts, as well as Certificates of Deposit held by the Company.

                                  Schedule 2.4

                           Affiliates and Investments
                                   (Continued)

III. Affiliate Agreements/Relationships

      A. Indebtedness to or on Account of Affiliates or Investments:

                  Gemcell, Inc. has outstanding loans from The El Paso Telephone
            Company (made in connection with Gemcell's investments in the three cellular partnerships and including allocations for tax consequences of earned but unpaid profits by the cellular partnerships) currently totaling $228,092.49.

      B. Guarantees of Indebtedness on Behalf of and Contingent Obligations with Respect to Affiliates or Investments:

            1. The El Paso Telephone Company is the guarantor of a loan in the amount of $1,035,000.00 (evidenced by Promissory Note dated October 30,
      1992) made by the Rural Telephone Finance Cooperative ("RTFC"), to IVC RSA 2, Inc., pursuant to the terms of a Guaranty as dated July 31, 1992, by The El Paso Telephone Company (the "Guaranty"). The El Paso Telephone Company's maximum liability pursuant to the Guaranty is limited in amount to $140,000.00. The maturity date of such note is five (5) years from its date of execution, however the guaranty by its terms applies to future advances, and since there was a future advance to IVC RSA 2, Inc. in the amount of $317,393.00 (evidenced by Promissory Note dated October 1, 1994, which has a five (5) year maturity date), the guarantee may not yet have expired. RTFC has advised Mr. Michael J. Stein, Vice President of C-R Telephone Company by letter dated March 5, 1998, and Carla J. Brownlee by letter dated August 5, 1998, that the initial loan to IVC RSA 2, Inc. has been repaid and that the guaranties provided by the shareholders in connection therewith have ceased to be obligations of the respective shareholders. The El Paso Telephone Company has supplied RTFC with a letter of credit from Woodford County Bank as security for said guaranty. The El Paso Telephone Company's maximum obligation under the guarantee and letter of credit was not to exceed $140,000.00. The impact of the guarantees was socialized by the execution of an Indemnity Agreement between IVC RSA 2, Inc. and each of the guarantors (being the eight shareholders of IVC RSA 2, Inc.), including Telephone, so that IVC RSA 2, Inc. is required in the first instance to make all payments on the loan and to pay any default so that the guarantors will not be called upon to do so. In the event of IVC RSA 2, Inc.'s inability to cure any default, the eight guarantors have agreed with each other under the

                                  Schedule 2.4

                           Affiliates and Investments
                                   (Continued)

III. Affiliate Agreements/Relationships (Continued)

      B. Guarantees of Indebtedness on Behalf of and Contingent Obligations with Respect to Affiliates or Investments: (Continued)

      Indemnity Agreement that they will bear the loss equally so that no company is required to pay more or less than any other company.

            2. The Participation Agreement between Ravenswood/Long Distance and ANPI contains provisions which requires the Company to make certain contingent contributions as well as other contributions to ANPI as required pursuant to the terms of the agreement.

            3. The IVC RSA 2-I Partnership Agreement, the IVC RSA 2-II Partnership Agreement and the IVC RSA 2-III Partnership Agreement each contain provisions which require the partners to make capital contributions to fund the construction, expansion and/or operation of the cellular service, as well as financial obligations and operating and management expenses, if required pursuant to the terms of the agreements. The corresponding result of failing to make a capital contribution is that the party's partnership interest is diluted in favor of the partners who make up the deficiency.

            4. Gemcell, Inc. is a general partner in each of the three cellular partnerships identified herein, and therefore has contingent obligations with respect thereto. Each of the foregoing three (3) partnerships is a party to three (3) separate loans from the Rural Telephone Finance Cooperative ("RTFC"). Specifically:

                  a.    IVC RSA 2-I

                        (1) Loan 1: $4,033,333.00, as evidenced by that certain Secured Promissory Note as dated November 25, 1992.

                        (2) Loan 2: $873,111.00, as evidenced by that certain Secured Promissory Note as dated February 4, 1993.

                                  Schedule 2.4

                           Affiliates and Investments
                                   (Continued)

III. Affiliate Agreements/Relationships (Continued)

      B. Guarantees of Indebtedness on Behalf of and Contingent Obligations with Respect to Affiliates or Investments: (Continued)

                        (3) Loan 3: $836,020.00, as evidenced by that certain Secured Promissory Note as dated October 1, 1994.

                  b.    IVC RSA 2-II

                        (1) Loan 1: $501,111.00, as evidenced by that certain Secured Promissory Note as dated March 12, 1992.

                        (2) Loan 2: $418,778.00, as evidenced by that certain undated Secured Promissory Note issued on Dec. 9, 1992.

                        (3) Loan 3: $874,458.00, as evidenced by that certain Secured Promissory Note as dated October 1, 1994.

                  c.    IVC RSA 2-III

                        (1) Loan 1: $1,361,111.00, as evidenced by that certain Secured Promissory Note as dated March 12, 1992.

                        (2) Loan 2: $583,444.00, as evidenced by that certain Secured Promissory Note as dated December 7, 1992.

                        (3) Loan 3: $1,281,802.00, as evidenced by that certain Secured Promissory Note as dated October 1, 1994.

            5. Gemcell, Inc. has pledged its partnership interests in IVC RSA 2-II and IVC RSA 2-III as security for certain loans from the RTFC to one or more of the cellular partnerships as more fully described below in Item III(C).

                                  Schedule 2.4

                           Affiliates and Investments
                                   (Continued)

III.  Affiliate Agreements/Relationships (Continued)

      C. Pledges of Interests in Affiliates, Investments or Other Assets in Connection with Obligations Relating to Affiliates or Investments:

            1. With respect to a loan in the amount of $873,111.00 (evidenced by Secured Promissory Note dated February 4, 1993) from the RTFC to IVC RSA 2-I, Gemcell, Inc. pledged its partnership interests in IVC RSA 2-II and IVC RSA 2-III to the RTFC, pursuant to the provisions of that certain Partnership Interest Pledge and Security Agreement as dated February 4, 1993, and as subsequently amended October 1, 1994, to include a loan in the amount of $836,020.00 (evidenced by Secured Promissory Note dated October 1, 1994) to IVC RSA 2-I.

            2. With respect to a loan in the amount of $418,778.00 (evidenced by undated Secured Promissory Note issued on December 9, 1992) from the RTFC to IVC RSA 2-II, Gemcell, Inc. pledged its partnership interest in IVC RSA 2-III to the RTFC, pursuant to the provisions of that certain Partnership Interest Pledge and Security Agreement as dated December 9, 1992, and as subsequently amended October 1, 1994, to include a loan in the amount of $874,458.00 (evidenced by Secured Promissory Note dated October 1, 1994) to IVC RSA 2-II.

            3. With respect to a loan in the amount of $583,444.00 (evidenced by undated Secured Promissory Note issued on December 7, 1992) from the RTFC to IVC RSA 2-III, Gemcell, Inc. pledged its partnership interest in IVC RSA 2-II to the RTFC, pursuant to the provisions of that certain Partnership Interest Pledge and Security Agreement as dated December 7, 1992, and as subsequently amended October 1, 1994, to include a loan in the amount of $1,281,802.00 (evidenced by Secured Promissory Note dated October 1, 1994) to IVC RSA 2-III.

      D. General Partner and Officer/director Status of Company or its Employees with Respect to Investments and Affiliates:

                  Gemcell, Inc. is a general partner in IVC RSA 2-I, IVC RSA
            2-II and IVC RSA 2-III. In addition, William P. Davis is a director on the Board of Directors of IVC RSA 2, Inc., as well as the offices which Mr. Davis holds in the Affiliates of Ravenswood. Seller is an officer and director of Ravenswood and each of its Affiliates.

                                  Schedule 2.4

                           Affiliates and Investments
                                   (Continued)

III. Affiliate Agreements/Relationships (Continued)

      E. Shareholders' or Stockholders' Agreements with Respect to Affiliates or
Investments:

            1. The IVC RSA 2-I Partnership Agreement, the IVC RSA 2-II Partnership Agreement and the IVC RSA 2-III Partnership Agreement each contain provisions which restrict the parties' rights to sell, transfer, assign or exchange their interests therein without first offering the interests to the other partners. Said provisions do not apply to transactions where there is a change of control of the parent of the partner, and therefore do not affect the transaction contemplated by the Stock Purchase Agreement.

            2. Ravenswood/Long Distance(2) is a party to a Share Redemption Agreement with respect to its ANPI stock, which agreement restricts the right to sell, transfer, pledge, hypothecate, or otherwise dispose of said stock except to a corporate affiliate that assumes the Participation Agreement with ANPI or through redemption by ANPI. The Share Redemption Agreement does not have any provision restricting change of control of the shareholder's parent corporation or requiring consent therefor.

IV. Dividends and/or Distributions (After December 31, 1990)

      A. Distributions from Ravenswood Communications, Inc. to Carla J. Brownlee
            1.    1996 - $4,860
            2.    1997 - $6,075
            3.    1998 - $6,075

----------
      (2)   See footnote 1.

                                  Schedule 2.4

                           Affiliates and Investments
                                   (Continued)

IV. Dividends and/or Distributions (After December 31, 1990) (Continued)

      B.    Distributions from The El Paso Telephone Company:

            1.    1991, 1992 and 1993 - $9,600/year at the rate of $12/share. -
            $4860 to Carla J. Brownlee, $1140 to Grace Gordon & $3990 to David Gordon
            2.    1994 - $4,860 to Carla J. Brownlee
            3.    1995 - $8,100 to Carla J. Brownlee
            4.    1996 - $4,860 to Carla J. Brownlee
            5. 1997 - $16,075 to Ravenswood - $10,000 to open Ravenswood account & annual distribution at $15/share
            6.    1998 - $556,075(3) to Ravenswood

      C.    Distributions from El Paso Long Distance: None.

      D.    Distributions from Gemcell: None.

      E.    Distributions from cellular partnerships to Gemcell:

            1.    IVC RSA 2-I:        1997 - $25,740 to Gemcell
            2.    IVC RSA 2-II:       None.
            3.    IVC RSA 2-III:      None.

      F.    Distributions from Illinois Valley Cellular RSA 2, Inc.

            1.    1996 - $26,880 to Telephone
            2.    1997 - $36,250 to Telephone

      G.    Illuminet Holding, Inc.: 1993 - $736.50

----------
      (3) Annual distribution plus distributions to fund $500,000 loan from Ravenswood to Seller to settle litigation with claimants and to fund items described in Sections 4.4, 4.8 & 12.13 of the Stock Purchase Agreement.

      H.    Rural Telephone Bank:      Patronage shares issued in varying
                                       amounts for varying periods as shown
                                       above.

                                  Schedule 2.4

                           Affiliates and Investments
                                   (Continued)

V. Miscellaneous Affiliate/Investment Information

            El Paso Telephone Company and C-R Telephone Company formed Central Illinois Data Services, Inc. On April 18, 1994. CIDS was formed to provide billing services. CIDS never undertook any business, and was dissolved December 30, 1996.

                                  Schedule 2.5

                               Stock Record Books

      The stock record book of The El Paso Telephone Company is complete and correct in all material respects. The stock record book begins with Certificate 141 issued September 8, 1953 and contains all stock transfer entries from that date and Certificate forward to and including Certificate 227 issued to Ravenswood effective September 26, 1996. The stock record book contains canceled Certificates which can be traced back to show proper transfers of certificates representing all 800 authorized shares such that 405 shares are owned by Ravenswood and the remaining 395 shares have been transferred to the company as treasury stock and the former Certificate representing such 395 shares canceled.

      The stock record book of El Paso Long Distance Company is complete and correct in all material respects. The stock records are included in the corporate minute book.

      The stock record book of Ravenswood Communications, Inc. is complete and correct in all material respects. The stock records are included in the corporate minute book.

      The stock record book of Gemcell, Inc. is complete and correct in all material respects. The stock records are included in the corporate minute book.

                                  Schedule 2.6

                                 Corporate Books

      The corporate minute books (4 books) of The El Paso Telephone Company is complete and correct in all material respects. The minute books begins with minutes for the first meeting of the Shareholders and Board of Directors held September 20, 1901 and contain minutes for meetings to and including September 8, 1998. The minute books do not contain minutes for any meetings in the years 1945 through and including 1947. It is believed that meetings were held in the years 1945 to 1947. There is a notation dated January 11, 1949 at the beginning of the second minute book that all prior minutes had been lost. The first minute book was ultimately recovered, but the years 1945 to 1947 do not appear in either the first or the second book. The minutes for the year 1948 appear in the second minute book.

      The corporate minute book of El Paso Long Distance Company is complete and correct in all material respects. The minute book begins with minutes for the first meeting of the Shareholders and Board of Directors held July 1, 1996 and contains minutes for meetings to and including September 8, 1998.

      The corporate minute book of Ravenswood Communications, Inc. is complete and correct in all material respects. The minute book begins with minutes for the first meeting of the Shareholders and Board of Directors held July 1, 1996 and contains minutes for meetings to and including September 8, 1998.

      The corporate minute book of Gemcell, Inc. is complete and correct in all material respects. The minute book begins with minutes for the first meeting of the Shareholders and Board of Directors held September 21, 1983 and contains minutes for meetings to and including September 8, 1998. The minute book does not contain minutes for any meetings in the years 1984 through and including 1988 and 1991. With respect to the year 1991, which is the year that the former controlling shareholder, Robert C. Gordon, died, no annual meeting for Gemcell was held. With respect to the years 1984 to 1988, it is not known whether meetings were held.

Directors and Officers for Ravenswood Communications, Inc.:

      Directors:      James E. Brownlee
                      Carla J. Brownlee

      Officers:       President                - Carla J. Brownlee
                      Vice President           - n/a
                      Secretary                - Carla J. Brownlee
                      Treasurer                - Carla J. Brownlee

                      Assistant Secretary      - James E. Brownlee

                                  Schedule 2.6

                                 Corporate Books
                                   (Continued)

Directors and Officers for The El Paso Telephone Company:

      Directors:      James E. Brownlee
                      Carla J. Brownlee
                      William P. Davis

      Officers:       President                - Carla J. Brownlee
                      Vice President           - William P. Davis
                      Secretary                - William P. Davis
                      Treasurer                - William P. Davis

Directors and Officers for El Paso Long Distance Company:

      Directors:      James E. Brownlee
                      Carla J. Brownlee

      Officers:       President                - Carla J. Brownlee
                      Vice President           - n/a
                      Secretary                - Carla J. Brownlee
                      Treasurer                - Carla J. Brownlee
                      Assistant Secretary      - James E. Brownlee

Directors and Officers for Gemcell, Inc.:

      Directors:      James E. Brownlee
                      Carla J. Brownlee
                      William P. Davis

      Officers:       President                - Carla J. Brownlee
                      Vice President           - William P. Davis
                      Secretary                - William P. Davis
                      Treasurer                - William P. Davis

                                  Schedule 2.7

                      List of Shareholders/Liens on Shares

I.    Shareholders and Shares:

      A.    Name:                    Ravenswood Communications, Inc.
            Shareholder:             Carla J. Brownlee
            Shares Outstanding:      405
            Shares Authorized:       1000
            Class/Par Value:         Common; No Par

      B.    Name:                    The El Paso Telephone Company
            Shareholder:             Ravenswood Communications, Inc.
            Shares Outstanding:      405
            Shares Authorized        800
            Class/Par Value:         Common; $25 par value

      C.    Name:                    El Paso Long Distance Company
            Shareholder:             Ravenswood Communications, Inc.
            Shares Outstanding:      1,000
            Shares Authorized:       1000
            Class/Par Value:         Common; No Par

      D.    Name:                    Gemcell, Inc.
            Shareholder:             The El Paso Telephone Company
            Shares Outstanding:      2,000
            Shares Authorized:       3000
            Class/Par Value:         Common; No Par

II.   Liens Affecting Title to Stock:

      A. Internal Revenue Service. Seller elected under IRC Section 6166 to pay the federal estate tax of her father, Robert C. Gordon, in installments. As of May 15, 1998, the outstanding amount was $24,355.21, which amount is secured by the Company's capital stock. The balance is accelerated upon disposition of the Shares. To be paid pursuant to Section 4.16.

      B. Rural Telephone Bank. Substantially all of the assets of The El Paso Telephone Company (which include stock of its Affiliates) are pledged as security for the loans described n Schedule 2.12.

                                  Schedule 2.7

                      List of Shareholders/Liens on Shares
                                   (Continued)

      C. Assignment Agreements. The following claimants, in July, 1996, assigned to Seller by individual but identical agreements (the "Assignment Agreements") any and all rights they have or may have to the Estate of Robert C. Gordon under any document purporting to be the Last Will and Testament of Robert C. Gordon, to wit: Nancy Ales, Herbert Arbuckle, William Davis, Linda Morris, Leta Manninga (by Power of Attorney, Ann Armstrong), D. Evalyn Tate, and the City of El Paso. Each of the Assignment Agreements provides that the proceeds of the sale of the Company will be placed in escrow and distributed by the escrow agent pursuant to a formula set forth therein. Each such claimant has a right to receive a portion of the proceeds of the sale of the Company's capital stock and thus also has a right to receive notice of the sale of the Company.

III.  Dividends and/or Distributions (After December 31, 1990):

      A.    Distributions from Ravenswood Communications, Inc.
            1.    1996 - $4,860 to Carla J. Brownlee
            2.    1997 - $6,075 to Carla J. Brownlee
            3.    1998 - $6,075 to Carla J. Brownlee

      B.    Distributions from The El Paso Telephone Company:

            1.    1991, 1992 and 1993 - $9,600/year at the rate of $12/share.
            - $4860 to Carla J. Brownlee, $1140 to Grace Gordon & $3990 to David Gordon
            2.    1994 - $4,860 to Carla J. Brownlee
            3.    1995 - $8,100 to Carla J. Brownlee
            4.    1996 - $4,860  to Carla J. Brownlee
            5.    1997 - $16,075 to Ravenswood
            - $10,000 to open Ravenswood account & annual distribution at $15/share
            6.    1998 - $556,075(4) to Ravenswood

      C.    Distributions from El Paso Long Distance to Ravenswood: None

      D.    Distributions from Gemcell to The El Paso Telephone: None

----------
      (4) Annual distribution plus distributions to fund $500,000 loan from Ravenswood to Seller to settle litigation with claimants and to fund items described in Sections 4.4, 4.8 & 12.13 of the Stock Purchase Agreement.

                                Schedule 2.10(a)

     Employees, Officers, Directors, Consultants and Independent Contractors

I. Employees:

            Attached to this Schedule 2.10(a) is a listing of all employees, together with a description of their services and the rate and basis for total compensation. All such employees, other than Carla J. Brownlee, shall continue to be employed by the Company after Closing. Ms. Brownlee's duties shall be performed by existing personnel of Purchaser and its affiliates. There are no employment contracts except to the extent that the Employee Handbook may be deemed to be a contract by a court of competent jurisdiction. There is an Employee Handbook ("Handbook"), which has previously been provided to Purchaser. Certain of The El Paso Telephone Company's employees, namely Kathy Knoll, D. Evalyn Tate and Kathy Gieselman, perform allocated services to El Paso Long Distance Company in the form of billing services, and Kathy Knoll acts as sales representative for Gemcell, Inc.(5)

      A.    Ravenswood Communications, Inc.
            Full-time Employees: 0
            Part-time Employees: 0

      B.    The El Paso Telephone Company
            Full-time Employees: 12
            Part-time Employees: 1

      C.    El Paso Long Distance Company
            Full-time Employees: 0
            Part-time Employees: 3 (as detailed above)

      D.    Gemcell, Inc.
            Full-time Employees: 0
            Part-time Employees: 1 (as detailed above)

II. Officers and Directors:

----------
      (5) Kathy Knoll recently resigned and her position has not been filled.

            Company directors and officers are listed in Schedule 2.6. Directors who are not otherwise employees are paid $200 for attending a meeting. The only such director is James E. Brownlee.

                                Schedule 2.10(a)

     Employees, Officers, Directors, Consultants and Independent Contractors
                                   (Continued)

III. Consultants and Independent Contractors:

            Legal services to the Company are provided by Troy A. Fodor, Esq. (Springfield, Illinois), and Kraskin, Lesse & Cosson, L.L.P. (Washington, D.C.). Accounting services to the Company are provided by Kiesling Associates, L.L.P. Company cost consultants are GVNW, Inc. Engineering services are provided by Communications Engineers, Inc.

IV. Description of Employee Plans, Programs, Policies, Agreements or
Arrangements:

      1.    Name of Plan, Program,
            Policy, Agreement or
            Arrangement:                     Attendance/Illness

            Type/Description of Benefit:     Program is described on page 2 of
                                             the Handbook.

      2.    Name of Plan, Program,           Maternity Leave
            Policy, Agreement or             Jury Duty
            Arrangement:                     Funeral Leave
                                             Coffee Breaks
                                             Sickness/disability

            Type/Description of Benefit:     Program is described on page 3 of
                                             the Handbook.

      3.    Name of Plan, Program,           Employee Education
            Policy, Agreement or             Holidays
            Arrangement:                     Insurance
                                             Lunch Hours

            Type/Description of Benefit:     Program is described on page 4 of
                                             the Handbook. Insurance is
                                             described in Schedule 2.24.

                                Schedule 2.10(a)

     Employees, Officers, Directors, Consultants and Independent Contractors
                                   (Continued)

IV. Description of Employee Plans, Programs, Policies, Agreements or
Arrangements: (Continued)

      4.    Name of Plan, Program,
            Policy, Agreement or
            Arrangement:                     Vacation

            Type/Description of Benefit:     Program is described on page 4 of
                                             the Handbook.

      5.    Name of Plan, Program,
            Policy, Agreement or
            Arrangement:                     SEPP

            Type/Description of Benefit:     Program is described on page 6 of
                                             the Handbook, and Schedule 2.19.

      6.    Name of Plan, Program,
            Policy, Agreement or
            Arrangement:                     Free Local telephone Service

            Type/Description of Benefit:     Employees receive free local
                                             service within the Company's
                                             service area. There is no formal
                                             document for this plan.

      7.    Name of Plan, Program,
            Policy, Agreement or
            Arrangement:                     Credit union arrangement

            Type/Description of Benefit:     Automatic savings set up for
                                             employees. Funded solely by
                                             participating employees. CEFCU is
                                             the credit union. There is no
                                             formal document for this plan.

                                Schedule 2.10(c)

                         Employment and Labor Agreements

I.    Contracts With Officers or Employees:

            To the extent that such may be deemed to be a contract by a court of competent jurisdiction, the Company has in place an Employee Handbook which is more fully described in Schedule 10(a).

                                  Schedule 2.11

                           Absence of Certain Changes

(a) Material Changes in Business, Properties, Financial Statements, Condition or Results of Operations of the Company:

            $500,000 distribution from The El Paso Telephone Company to Ravenswood Communications, Inc. and related $500,000 loan from Ravenswood Communications, Inc. to Seller for the purpose of paying settlement of litigation involving claims against ownership of Company stock - loan to be repaid to Ravenswood by Seller on or before the Closing Date.

(c) Dividend or Distribution and Redemption of Shares since December 31, 1997:

      1.    Distributions from Ravenswood Communications, Inc.
                  1998 -$6,075 to Carla J. Brownlee

      2.    Distributions from The El Paso Telephone Company:
                  1998 - $556,075 to Ravenswood(6)

      3.    Distributions from El Paso Long Distance to Ravenswood: None.

      4.    Distributions from Gemcell to The El Paso Telephone Company: None.

      5.    Redemptions: None.

(d) Increases to Compensation of Employees, Officers, Directors, Consultants or Independent Contractors since December 31, 1997:

            Each of the employees received a COLA of 3% effective January 1, 1998. In addition, one of the Technicians received a $0.51 per hour raise effective June 24, 1998, and the Bookkeeper received a $0.61 per hour raise effective January 20, 1998. All such increases are included in the compensation levels set forth in Schedule 2.10(a).

----------

      (6) Annual distribution plus distributions to fund $500,000 loan from Ravenswood to Seller to settle litigation with claimants and to fund items described in Sections 4.4, 4.8 & 12.13 of the Stock Purchase Agreement.

                                  Schedule 2.11

                           Absence of Certain Changes
                                   (Continued)

(e) Contracts Not in the Ordinary Course of Business since December 31, 1997:

            1. There was an increased maintenance expense for changing out ballasts of florescent lights in the office building. The contractor who performed the work was CLS Lighting, and the amount of the contract was $4,029.36.

            2. The City of El Paso was paid approximately $1200.00 to pave the parkway for additional parking for the office building.

            3. Penn Landscaping was paid approximately $2400.00 for landscaping at the office building.

            4. There are ongoing verbal negotiations for The El Paso Telephone Company to provide internet services, including billing, to Leonore Mutual Telephone Company, McNabb Telephone Company and Tonica Telephone Company. There is no draft agreement at this time.

            5. The El Paso Telephone Company cashed in a Certificate of Deposit early and realized lost interest/penalty in the amount of $1407.95.

(h) Sale, Assignment or Transfer of Assets or Properties since December 31,
1997:

            Proposed purchase by Seller of her Company owned car and Compac laptop computer.

            Transfer by way of Quit-Claim Deed to Carla J. Brownlee of a part of Lot 1 in Block 42 of the Original Town, now City, of El Paso, described as beginning at the Northeast corner of said Lot 1; thence South 77 feet; thence West 54 feet, thence North 77 feet; thence East 54 feet to the place of beginning, situated in Woodford County, Illinois, such property also being known as 88 North Central, El Paso, Illinois.

(i) Amendment or Termination of Contracts since December 31, 1997:

            None.

                                  Schedule 2.11

                           Absence of Certain Changes
                                   (Continued)

(l) Agreements to take actions described in clauses (a) through (k) of Section
2.11 of the Stock Purchase Agreement since December 31, 1997:

            1. $500,000 distribution from The El Paso Telephone Company to Ravenswood Communications, Inc. and related $500,000 loan from Ravenswood Communications, Inc. to Seller for the purpose of paying settlement of litigation involving claims against ownership of Company stock - to be repaid on or before the Closing Date.

            2. Proposed purchase by Seller of her Company owned car and laptop computer.

            3. Transaction expenses to be paid pursuant to Section 12.13 of the Stock Purchase Agreement.

                                  Schedule 2.12

                               Contracts - General

I. Contracts Relating to Bonus, Pension, Profit Sharing, Retirement, Stock Option, Employee Stock Purchase or Other Plans Providing for Deferred
Compensation:

            See Schedule 2.10(a).

III. Contracts Relating to Hospitalization Insurance or Other Welfare Benefit Plans or Practices:

            See Schedule 2.19(a).

IV.   Contracts Relating to Loans to its Employees, Officers, Directors, or
Affiliates:

            $500,000 loan from Ravenswood Communications, Inc. to Seller for the purpose of paying settlement of litigation involving claims against ownership of Company stock - to be repaid on or before the Closing Date.

V. Contracts Relating to the Borrowing or Loaning of Money to or from Any Person or the Mortgaging, Pledging or Otherwise Placing a Lien on Any Asset of the Company:

      A.    Loans to the Company from Third Parties

      Parties:             Rural Telephone Bank (lender) and El Paso Telephone
                           Company (debtor)
      Term:                35 year
      Interest:            8%
      Original Principal Amount: $1,906,800

      Documents:                 Telephone Loan Contract dated September 28,
                                 1979
                                 Mortgage Note dated February 12, 1980 for
                                 $493,000
                                 Mortgage Note dated February 12, 1980 for
                                 $1,413,800
                                 Mortgage and Security Agreement dated February
                                 12, 1980

                                  Schedule 2.12

                               Contracts - General
                                   (Continued)

V. Contracts Relating to the Borrowing or Loaning of Money to or from Any Person or the Mortgaging, Pledging or Otherwise Placing a Lien on Any Asset of the Company: (Continued)

      B.    Loans to Affiliates

            1.    Parties:               Ravenswood Communications, Inc. and
                                         Carla J. Brownlee
                  Term:                  Demand Note
                  Interest Rate:         6.65%
                  Principal Amount:      $500,000.00
                  Purpose:               Payment of settlement agreement of Frey
                                         litigation

            2.    Parties:               El Paso Telephone Company (lender) and
                                         Gemcell (debtor)
                  Current Amount:        $228,092.49
                  Purpose:               Capital contributions to cellular
                                         partnerships and income taxes on
                                         unrealized partnership profits. No
                                         written promissory note exists.
                                         Transactions represented by
                                         intercompany accounting entries only.
                                         See Schedule 2.4(IIIA).

VI.   Contract Relating to Guarantee of Obligations:

            See Schedule 2.4.

VII.  Contract Relating to the Ownership, Lease or Operation of Real or Personal
Property:

            The Company leases certain office equipment, more particularly a Pitney Bowes postage meter and an Elan credit card machine. The Company also has access to certain rights-of-way owned by railroad companies pursuant to agreements that may be considered leases. None of these items, however, require expenditures in excess of $10,000 annually on a per item or aggregate basis

                                  Schedule 2.12

                               Contracts - General
                                   (Continued)

VIII. Contracts Relating to Intangible Property:

            The Company utilizes various computer software products that are the intellectual property of third parties. The Company has paid all appropriate license fees in connection with all such products. The following is a list of agreements containing such licenses, excluding "off the shelf" or "shrink-wrap" type license:

            A. Software License Agreement dated December 2, 1993 between Telephone and Communications Software Consultants, Inc. ("CommSoft").

            B. IBM Customer Agreement with Telephone.

            C. DCO System Contract between Telephone and Stromberg-Carlson accepted June 6, 1990.

            D. Switching Products Contract between Telephone and Siemens dated February 5, 1998.

IX. Contracts Relating to Warranties with Respect to its Services Rendered or its Products Sold or Leased:

            The Company does not provide warranties on the services it provides, and its tariffs specifically limit liability in the same manner as other telephone companies. The Company does provide certain telephone hardware to customers which may have limited warranties, specifically the Company leases telephone key systems to certain customers. Only one such system currently has time remaining on the warranty.

XII. Contracts Relating to the Purchase, Acquisition, Disposition or Supply of Inventory and Other Property or Assets Involving Expenditures or Receipts in Excess of $10,000:

      A. The Company makes purchases of equipment, inventory and supplies from time to time from Siemens, and the aggregate expenditures for such may exceed $10,000 in any given year. No minimum annual purchases are required, however, and such contract may be terminated at will by the Company without any penalty or continuing obligation.

                                  Schedule 2.12

                               Contracts - General
                                   (Continued)

XIII. Contracts Relating to Employees, Independent Contractors, Consultants, or Other Agents:

            See Schedule 2.10(a).

            See Schedule 2.19(a), with respect to the Company's insurance policies and SEPP, to the extent that such could be construed as employment related Contracts.

XIV.  Contracts Relating to Sales, Commissions, Advertising or Marketing:

            The Company has an agreement with Consolidated Communications Directory Company pursuant to which Directory Company retains a percentage of advertising sold in the Company's telephone directory in exchange for printing the directory and providing other services as set forth in the agreement.

            Gemcell, Inc. has agreements in place with Illinois Valley Cellular and 360 Communications pursuant to which it is paid a commission for selling contracts for cellular service.

XV.   Contracts Relating to Unconditional Purchase or Payment Obligations:

            ANPI Participation Agreement as described in Schedule 2.4.

XVI.  Contracts Relating to Any Investment or Affiliate:

            See Schedule 2.4.

XVII. Any Other Contract Requiring Total Payments by the Company in Excess of Ten Thousand Dollars ($10,000). Unless specifically noted, the Contracts listed below do not require purchases or expenditures exceeding $10,000 (singly or in the aggregate on a per Contract basis), and all such Contracts may be terminated at will by Purchaser without any penalty or continuing obligation:

      A. The Company makes expenditures which may exceed $10,000 in any given year to CommSoft for services.

                                  Schedule 2.12

                               Contracts - General
                                   (Continued)

XVII. Any Other Contract Requiring Total Payments by the Company in Excess of Ten Thousand Dollars ($10,000): (continued)

      B. The Company makes expenditures which may exceed $10,000 in any given year to Consolidated Communications, Inc. for internet access in connection with its internet business.

      C. The Company makes expenditures which may exceed $10,000 in any given year to GTE for internet access and telecommunications access services.

      D. The Company makes expenditures which may exceed $10,000 in any given year to AT&T in connection with the Company's billing and collection activities. The expenditures represent PARS (purchase of accounts receivable).

      E. The Company makes expenditures which may exceed $10,000 in any given year to El Paso Long Distance Company in connection with the Company's billing and collection activities. The expenditures represent PARS (purchase of accounts receivable).

      F. The Company makes expenditures which may exceed $10,000 in any given year to Illuminet in connection with the Company's billing and collection activities. The expenditures represent PARS (purchase of accounts receivable)..

      G. The Company makes expenditures which may exceed $10,000 in any given year to NECA to rebate back excess contributions from the fund.

      H. See also attached List of Contracts

                                Schedule 2.14(a)

                   Title and Related Matters - Owned Property

I.    Real Property owned or used by the Company:

      A.    Common address:     48 West First Street, El Paso, Illinois, and 52
                                and 54 North Central Street, El Paso, Illinois

            Improvements:       Telephone Company Central Office Building &
                                surrounds including warehouse and apartment

            Tax Nos.:           No. 16-05-308-051;
                                No. 16-05-308-058; No. 16-05-308-059;
                                No. 16-05-308-060;

            Legal Description:  Lots 1 (partial), 2 and 3 and the East Half of
                                Lot 4 in Block 42 in the Original Town, now City of El Paso, Woodford County, Illinois. See also attached letter from Attorney James Stoller

            Ownership Evidence: Warranty Deed from Robert C. Gordon dated
                                         1/19/88
                                Warranty Deed from David C. Gordon dated 1/19/98
                                         (each such deed conveying a 1/2
                                         interest)
                                Chicago Title Insurance Policy issued 2/24/88
                                         (Number 14 0185 04 004541)
                                Warranty Deed from Helen A. Gordon dated Dec. 2,
                                         1981 (W 9' of S 50' of Lot 2, Block 42,
                                         El Paso)

            Environmental assessments:   See Schedule 2.21
            Surveys:                     N/A

                                Schedule 2.14(a)

                   Title and Related Matters - Owned Property
                                   (Continued)

I.    Real Property owned or used by the Company: (Continued)

      B.    Common address:     El Paso, Illinois
            Improvements:       Company storage area (pole yard)
            Tax No.:            16-05-406-002
            Legal Description:  See attached letter from Attorney James Stoller
            Environmental assessments:    N/A
            Surveys:                      N/A

      C.    Common address:     Kappa Blacktop, Kappa, Illinois
            Improvements:       (Lot with Remote Switch)
            Tax Nos. & legal desc.:       16-32-206-024
            Legal Description:  See attached letter from Attorney James Stoller
            Environmental assessments:    N/A
            Surveys:                      N/A

II. Easements, Licenses & Permits with respect to Real Property owned or used by the Company:

      A.    Easements:
            1.    Glenn C. Kingdon, Trustee - dated Feb. 3, 1992
            2.    Harlow & Harriette Blunner - dated Jan. 2, 1992
            3.    Woodford County Bank, Trustee, William Volz Trust - Aug. 9,
                  1988
            4.    Heller Ford Sales, Inc. - Aug. 11, 1988
            5.    Effie S. Dilley, by Roger D. Dilley, Guardian - dated June 11,
                  1990
            6.    George E. & Elaine B. Thomas - dated Oct. 12, 1990
            7.    Winifred A. Stewart - dated Oct. 26, 1990
            8.    Virgil E. & Joyce M. Krug - dated Oct. 25, 1990
            9.    Michael E. & Tammie Krug - dated Oct. 25, 1990
            10.   Dennis Cleary - dated Oct. 24, 1990
            11.   Charles C. & Mary K. Krug - dated Oct. 24, 1990
            12    Dennis R. Schreck - dated May 20, 1990
            13.   City of El Paso - dated April 30, 1980

                                Schedule 2.14(a)

                   Title and Related Matters - Owned Property
                                   (Continued)

II. Easements, Licenses & Permits with respect to Real Property owned or used by the Company:

      A.    Easements: (Continued)

            14.   City of El Paso (city property near clay street)

      B.    Permits - private persons

            1.    Robert Morse
                  -  Letter agreement dated Nov. 9, 1988 (temp. U.S. 51 project)
                  - Letter agreement dated June 6, 1991 (Kappa Cable Relocation)
            2.    E.A. Blackmore - Subscriber Field Survey dated April 16, 1980
            3.    Gene B. Schertz - Subscriber Field Survey dated April 16, 1980
            4.    Lucelle M. Hynes - Subscriber Field Survey dated April 16,
                  1980
            5.    James O. Talbert - Subscriber Field Survey dated April 16,
                  1980
            6.    Leta Geiselman - Subscriber Field Survey dated April 16, 1980
            7.    Mrs. Jack Pfister - Subscriber Field Survey dated April 11,
                  1980
            8.    William Volz - Subscriber Field Survey dated March 20, 1980
            9.    Eugene Heller - Subscriber Field Survey dated March 28, 1980

      C. License agreements with railroad companies as set forth on Schedule 2.14(b).

      D.    Permits - Government Authorities

            1. Illinois Department of Transportation - Highway Permits - permit dated April 28, 1998
                  (U.S. Route 251, Sections 5, 31 & 32 - Station 880+00 to Station 961+00) - permit dated July 19, 1979
                  (U.S. Route 24, SBI 8, Section 31RS-1 - 1 mile to 1 2 miles w/o U.S. 51) - permit dated July 14, 1980
                  (U.S. Route 51, SBI 2, Sections 63, 64 & 65RS - Station 1173+36 to 632+28) - permit dated July 14, 1980
                  (U.S. Route 24, SBI 8, Sections 30R & 31RS - 3 miles e/o El Paso to 4 miles west)

                                Schedule 2.14(a)

                   Title and Related Matters - Owned Property
                                   (Continued)

II. Easements, Licenses & Permits with respect to Real Property owned or used by the Company: (Continued)

      D.    Permits - Government Authorities: (Continued)

            2.    Woodford County
                  -  Resolution dated May 13, 1980 (Highways 4,6,9 & 16)
                  -  permit dated April 22, 1980
            3.    Palestine Township
                  - permit dated April 17, 1980
            4.    Greene Township - permit
                  dated April 17, 1980
            5.    Gridley Township
                  - permit dated April 17, 1980
            6.    Panola Township - permit
                  dated April 17, 1980
            7.    El Paso Township - permit
                  dated July 9, 1980
            8.    El Paso
                  - permit dated June 26, 1979
            9.    Woodford County
                  - permit dated April 22, 1980 (Highways 6,15,16,4 & 9)

III.  Personal Property owned or used by the Company:

            A list or lists of the personal property owned or used by the Company in connection with its business operations is attached hereto. Said personal property can be described generally and broken down into the following categories: (i) office furniture and equipment, (ii) computer equipment and related hardware, (iii) central office switch and related hardware and equipment, (iv) vehicles and outside plant, test equipment inventory, (vi) internet equipment. Additionally, Seller has provided Purchaser with a copy of the Company's continuing property record, as prepared by Kiesling Associates, LLP.

IV.   Liens on Real and Personal Property owned or used by the Company:

            The El Paso Telephone Company has pledged substantially all of its assets to Rural Telephone Bank as security for the loans described in
      Schedule 2.12 pursuant to a Mortgage and Security Agreement dated February 12, 1980.

                                Schedule 2.14(a)

                   Title and Related Matters - Owned Property
                                   (Continued)

V.    Liens on Investments:

      A. The El Paso Telephone Company has pledged substantially all of its assets to Rural Telephone Bank (which include stock of its Affiliates) as security for the loans described in Schedules 2.3 and 2.12 pursuant to a Mortgage and Security Agreement dated February 12, 1980.

      B. Internal Revenue Service (Reference Number 0920405465) - IRC Section 6166 installment obligation: Seller elected under IRC Section 6166 to pay the federal estate tax of her father, Robert C. Gordon, in installments. This obligation is secured by the Company's capital stock. The balance is accelerated upon disposition of the Shares and shall be paid by Seller at or prior to Closing pursuant to Section 4.16.

      C. The following claimants, in July, 1996, assigned to Seller by individual but identical agreements (the "Assignment Agreements") any and all rights they have or may have to the Estate of Robert C. Gordon under any document purporting to be the Last Will and Testament of Robert C. Gordon, to wit: Nancy Ales, Herbert Arbuckle, William Davis, Linda Morris, Leta Manninga (by Power of Attorney Ann Armstrong), D. Evalyn Tate, and the City of El Paso. Each of the Assignment Agreements provides that the proceeds of the sale of the Company will be placed in escrow and distributed by the escrow agent pursuant to a formula set forth therein. Each such claimant has a right to receive a portion of the proceeds of the sale of the Company or the Company's capital stock, and thus also has a right to receive notice of the sale of the Company. .

      D. Illinois Wesleyan University, which in December 1996 assigned to Seller any and all rights it has or may have to the Estate of Robert C. Gordon under any document purporting to be the Last Will and Testament of Robert C. Gordon, has already been paid for said assignment, and Seller has obtained a release with respect thereto in a form satisfactory to Purchaser and Purchaser's counsel.

      E. The following persons who in June, 1998 settled certain litigation with Seller and assigned to her by individual separate instruments any and all rights they have or may have to the

Estate of Robert C. Gordon under any document purporting to be the Last Will and Testament of Robert C. Gordon, to wit: Linda Frey, Eugene Koos, Russell Haas, Lois Beach, Jim

                                Schedule 2.14(a)

                   Title and Related Matters - Owned Property
                                   (Continued)

V.    Liens on Investments: (Continued)

Frey and the Alpha Iota Chapter of Sigma Chi Fraternity at Illinois Wesleyan University, Bloomington, Illinois, will have been paid for said assignment prior to closing. Seller has obtained releases with respect thereto in a form satisfactory to Purchaser and Purchaser's counsel.

      F. With respect to a loan in the amount of $873,111.00 (evidenced by Secured Promissory Note dated February 4, 1993) from the RTFC to IVC RSA 2-I, Gemcell, Inc. pledged its partnership interests in IVC RSA 2-II and IVC RSA 2-III to the RTFC, pursuant to the provisions of that certain Partnership Interest Pledge and Security Agreement as dated February 4, 1993, and as subsequently amended October 1, 1994, to include a loan in the amount of $836,020.00 (evidenced by Secured Promissory Note dated October 1, 1994) to IVC RSA 2-I.

      G. With respect to a loan in the amount of $418,778.00 (evidenced by undated Secured Promissory Note issued on December 9, 1992) from the RTFC to IVC RSA 2-II, Gemcell, Inc. pledged its partnership interest in IVC RSA 2-III to the RTFC, pursuant to the provisions of that certain Partnership Interest Pledge and Security Agreement as dated December 9, 1992, and as subsequently amended October 1, 1994, to include a loan in the amount of $874,458.00 (evidenced by Secured Promissory Note dated October 1, 1994) to IVC RSA 2-II.

      H. With respect to a loan in the amount of $583,444.00 (evidenced by undated Secured Promissory Note issued on December 7, 1992) from the RTFC to IVC RSA 2-III, Gemcell, Inc. pledged its partnership interest in IVC RSA 2-II to the RTFC, pursuant to the provisions of that certain Partnership Interest Pledge and Security Agreement as dated December 7, 1992, and as subsequently amended October 1, 1994, to include a loan in the amount of $ 1,281,802.00 (evidenced by Secured Promissory Note dated October 1, 1994) to IVC RSA 2-III.

      I. The IVC RSA 2-I Partnership Agreement, the IVC RSA 2-II Partnership Agreement and the IVC RSA 2-III Partnership Agreement each contain provisions which require the partners to make capital contributions to fund the construction, expansion and/or operation of the cellular service, as well as financial obligations and operating and management expenses, if required pursuant to the terms of the agreements. The corresponding result of failing to make a capital contribution is that the party's partnership interest is diluted in favor of the partners who make up the deficiency. Gemcell, Inc. is a general partner in each of the three cellular partnerships identified herein, and therefore has contingent obligations with respect thereto.

Each of the foregoing three (3) partnerships is a party to three (3) separate loans from the RTFC as more particularly described in Schedule 2.4.

                                Schedule 2.14(b)

                   Title and Related Matters - Leased Property

I. A description of all real and personal property leased or used by the Company is set forth below:

            A. The Company has the use of and access to certain real estate rights-of-way pursuant to the following license agreements with certain railroad companies:

                  1.    Toledo, Peoria & Western Railway Corporation ("TP&W")
                        a.  Contract No. 174241 dated September 1, 1974(7)
                              - telephone cable under and across tracks at Mile
                                Post 77+3928'
                              - current annual license fee = $154.65
                        b.  Contract No. 180033(8)
                              - telephone cable under and across tracks
                              - current annual license fee = $166.86(9)
                        c. Contract No. 180057 (in dispute)(10) dated April 5, 1990
                              - telephone cable under and across tracks at
                                station 4133+08.8
                              - current annual license fee = $119.00(11)

                  2.    Illinois Central Railroad Company
                        - ICG 3571 dated December 11, 1974 (Mackinaw River -
                          near Kappa, IL)
                              - telephone cable under Bridge A-808.5
                              - current annual license fee = none(12)

            B. Personal Property

                        The Company's postage meter is leased from Pitney Bowes
                  Credit Corp. and the credit card machine is leased from Elan.

----------
      (7)   No complete copy of agreement exists.
      (8)   No copy of agreement exists.
      (9)   Based on last invoice to the Company dated September 1, 1998.
      (10) Underlying land rights acquired from railroad by City. Company has franchise from city which would grant access. Railroad has not billed the Company since 1994.
      (11)  Based on last invoice to the Company dated July 28, 1994.
      (12) The Company has ceased using this right-of-way and has moved all lines.

                                Schedule 2.14(e)

                      Title and Related Matters - Condition

I. Assets or properties sold, transferred, leased, distributed or disposed of except for transactions in the ordinary and regular course of business since December 31, 1997:

            Proposed purchase by Seller of her Company owned car (1994 Pontiac Bonneville) and Compac laptop computer.

            See also Schedule 2.11, Section (h).

                                  Schedule 2.15

                                   Litigation

(a) Claims Pending or to Seller's Knowledge Threatened Against the Company:

      1. In addition to any Orders or rules and regulations of the ICC and FCC which are generally applicable to all telecommunications carriers, The El Paso Telephone Company, has been required to file quarterly reports pursuant to 83 Ill.Adm.Code 240 in connection with the status of a loan from RTFC which was approved in ICC Docket No. 94-0003. The note and loan agreements relative to this matter were never executed and the funds were never drawn down. The Company will not be drawing these funds and will be submitting a final report to the ICC under Code Part 240.

      2. ICC Docket Nos. 97-0601: Investigation pertaining to all local exchange carriers within the State of Illinois, including the Company, regarding non-cost based access charge rate elements in the intrastate access charges of incumbent local exchange carriers in Illinois. The ICC instituted this proceeding as an investigation. This docket and others consolidated therewith are the result of FCC Orders that require a plan to gradually convert implicit federal universal service support mechanisms to an explicit universal service mechanism. All incumbent LECs were made parties to this docket which concerns mirroring of interstate access charge tariffs. ICC Docket No. 97-0602: Investigation pertaining to all local exchange carriers within the State of Illinois, including the Company, regarding implicit Universal Service subsidies in intrastate access charges and to investigate how these subsidies should be treated in the future. The docket is consolidated with 97-0601.

      3. ICC Docket No. 98-0195: Investigation into certain payphone issues as directed in Docket No. 97-0225, pertaining to all local exchange carriers within the State of Illinois, including the Company.

                                  Schedule 2.15

                                   Litigation
                                   (Continued)

(b) Claims by the Company Pending or Threatened Against Any Person:

      1. El Paso Telephone Company turned in an NSF check for $1,700 written for services by one of its subscribers to the Woodford County State's Attorney for investigation and possible criminal prosecution. The Company has an unasserted claim for services rendered to said subscriber totaling $10,000, which includes the $1,700.

      2. There are other unasserted claims against subscribers who are behind in their payments, however all such matters are being handled in the ordinary course of business.

(c) Outstanding Order Relating to the Company:

            A temporary Restraining Order and Permanent Injunction was entered against the Company and others in a "friendly lawsuit" in County of McLean
      v. Illinois Bell Telephone Company et al, Eleventh Judicial Circuit, McLean County, No. 95-CH-25. The Order, which was entered July 10, 1995, requires the Company to provide the County and its Emergency Telephone System Board access to certain of the Company's records, such as non-published and/or non-listed subscriber telephone numbers and addresses, for 9-1-1 purposes.

(d) Claims by Any Person Relating to the Shares:

      1. The following claimants, in July, 1996, assigned to Seller by individual but identical agreements (the "Assignment Agreements") any and all rights they have or may have to the Estate of Robert C. Gordon under any document purporting to be the Last Will and Testament of Robert C. Gordon, to wit: Nancy Ales, Herbert Arbuckle, William Davis, Linda Morris, Leta Manninga (by Power of Attorney Ann Armstrong), D. Evalyn Tate, and the City of El Paso. Each of the Assignment Agreements provides that the proceeds of the sale of the Company will be placed in escrow and distributed by the escrow agent pursuant to a formula set forth therein. Each such claimant has a right to receive a portion of the proceeds of the sale of the Company or the Company's capital stock, and thus also has a right to receive notice of the sale of the Company.

      2. Illinois Wesleyan University, which in December 1996 assigned to Seller any and all rights it has or may have to the Estate of Robert C. Gordon under any document purporting to

                                  Schedule 2.15

                                   Litigation
                                   (Continued)

be the Last Will and Testament of Robert C. Gordon, has already been paid for said assignment, and Seller has obtained a release with respect thereto in a form satisfactory to Purchaser and Purchaser's counsel.

      3. The following persons who in June, 1998 settled certain litigation with Seller and assigned to her by individual separate instruments any and all rights they have or may have to the Estate of Robert C. Gordon under any document purporting to be the Last Will and Testament of Robert C. Gordon, to wit: Linda Frey, Eugene Koos, Russell Haas, Lois Beach, Jim Frey and the Alpha Iota Chapter of Sigma Chi Fraternity at Illinois Wesleyan University, Bloomington, Illinois, will have been paid for said assignment prior to closing. Seller has obtained releases with respect thereto in a form satisfactory to Purchaser and Purchaser's counsel.

                                  Schedule 2.16

                                   Tax Matters

      I.    Extensions of Time to File Tax Return:

            The Company's 1997 State and Federal Income Tax Returns have not been filed. An extension was granted to September 15, 1998, and the return was filed.

      II.   Tax Returns Under Audit:

            The Company's 1995 returns were audited in 1997. There were no adjustments as a result of said audit.

      III. Joint Venture, Partnership or Other Arrangement Treated as a Partnership for Federal Income Tax Purposes:

            Gemcell, Inc. is a 6.6667% partner in each of Illinois Valley Cellular RSA 2 partnerships described in Schedule 2.4.

            Gemcell's partnership in the IVC partnerships will not terminate at Closing.

                                  Schedule 2.17

                           Bank and Brokerage Accounts

I. A list of all of the bank and brokerage accounts maintained by the Company is set forth below:

      A.    The El Paso Telephone Company

            1.    Money Market and CD Accounts

      Bank One - 2404 E. Oakland, Bloomington, IL               #3170010377 (MM)
      Bank of Chenoa - Rt. 24, Chenoa, IL                       #37-0262590 (CD)
      Citizens Savings Bank - 1722 E. Hamilton, Bloomington, IL #1-6-802143 (CD)
      First of America - 1616 E. Empire, Bloomington, IL       #72-08107487 (CD)
      Flanagan State Bank - Flanagan, IL                        #37-0262590 (CD)
      Heartland Bank - 99 N. Elm Street, El Paso, IL                #902365 (MM)
      Magna Bank - 1304 E. Empire Street, Bloomington, IL       #0007025092 (MM)

            2.    Checking Account

      Heartland Bank - 99 N. Elm Street, El Paso, IL                   #00424110

      B.    Ravenswood Checking Account
      Heartland Bank - 99 N. Elm Street, El Paso, IL                   #60111279

      C.    El Paso Long Distance Company Checking Account
      Heartland Bank - 99 N. Elm Street, El Paso, IL                   #00424374

      D.    Gemcell, Inc. Checking Account
      Heartland Bank - 99 N. Elm Street, El Paso, IL                   #00428396

II. The authorized signatories for each account listed above is set forth below:

      A.    Carla J. Brownlee, President
                  - all

      B.    William P. Davis
                  - all, except Flanagan State Bank #37-0262590 (CD - El Paso
            Telephone) and Heartland Bank #60111279 (checking - Ravenswood).

                                Schedule 2.19(a)

                             Employee Benefit Plans

I.    Employee Pension Benefit Plan:

      The Company has a defined contribution pension plan, a SEPP, which covers all classes of full-time employees which meet certain age and length of service requirements. The Company's contribution is 6% of the employee's gross payroll. The Company's policy is to fund costs accrued. Costs appear in Note 5 to the Financial Statements. The trustee of the SEPP is Heartland Bank, 99 Elm Street, El Paso, Illinois.

II.   Employee Welfare Benefit Plan:

      A. Insurance Policies Issued by National Farmers Union Standard Insurance Company (Insured - Ravenswood Communications, Inc.):

      Type:                Workmen's Compensation
      Policy No.:          2WC0152123
      Date:                February 10, 1998
      Limits:              $100,000 - each accident
                           $500,000 - disease (policy limit)
                           $100,000 - disease (each employee)
      Annual Premium:      $7,280

      B. Insurance Policies Issued by American Community Mutual Insurance Company (Insured - Ravenswood Communications, Inc.):

      Type:                Group Health
      Policy Number:       85069
      Effective Date:      May 5, 1998
      Coverage:            Dental, Vision, Prescription Drugs, Life
                           ($10,000), Accidental Death ($10,000), Group
                           Health
      Annual Premium:      $96,638.52

      C. Insurance Policies Issued by Bankers Life and Casualty Company (Insured
- Eleanor Crawford, a Retiree of El Paso Telephone Company)

      Type:                Supplemental Medical Insurance
      Policy No.:          76,300,863

      Effective Date:      October 3, 1997
      Annual Premium:      $1,495.84

                                Schedule 2.19(a)

                             Employee Benefit Plans
                                   (Continued)

II.   Employee Welfare Benefit Plan: (Continued)

      D.    Self Insurance

      Type:                Short Term Disability
      Coverage:            80% of employees weekly salary for up to 10
                           weeks according to longevity. Fully described in Handbook, See Schedule 2.10(a).

                                Schedule 2.19(i)

                         Employee Benefit Plans - Other

I. Employee Stock Purchase, Employee Stock Option, Employee Stock Ownership, Deferred Compensation, Performance, Bonus, Incentive, Vacation Pay, Holiday Pay, Insurance, Severance, Retirement, Excess Benefit or Other Plans, Trusts or Arrangements Which Are Not Erisa Plans:

      See Schedules 2.10(a) and 2.19(a).

II. Any Other Agreement, Arrangement, Commitment and Understanding with Any Current or Former Employee, Officer, Director or Consultant of the Company Pursuant to Which Payments May Be Required to Be Made at Any Time Following the Execution Date:

      See Schedules 2.10(a), 2.19(a) and 2.24.

      Continuing health and tail insurance as set forth in Sections 5.2 and 6.8(b).

                                  Schedule 2.20

                              Intellectual Property

I. A list of the Proprietary Rights owned or used by the Company are set forth below:

      A. The Company utilizes and has several corporate logos and names to identify itself.

            1.    Company Names:
                  a.    Ravenswood Communications, Inc.
                  b.    The El Paso Telephone Company
                  c.    El Paso Long Distance Company
                  d.    Gemcell, Inc.

            2.    Corporate Logos and Slogans:
                  a.    The El Paso Telephone Company:
                        (1) A telephone surrounded by a circle with the slogan
                  "Call Before You Travel" beneath the circle, and the name El Paso under the telephone.
                        (2) Letterhead depicting likeness of the Company's
                  central office.
                  b. El Paso Long Distance Company: A globe depicting the
            Western Hemisphere with an arrow running left to right and the slogan "Bringing the World to You" beneath the arrow.
                  c. Ravenswood Communications, Inc.: Letterhead depicting the likeness of a raven on the branch of a tree.

      B. The Company utilizes and has utilized promotional material to develop the corporate image and brand identity.

      C. No State or Federal trademark or servicemark filings have been made with respect to the above.

II. Licenses to Use Proprietary Rights Used in the Operation of The Business:

            The Company does use software and hardware which are the Intellectual Property of third parties in the ordinary course of business. All appropriate licenses and right to use fees have been paid allowing the Company use of said property. See Schedule 2.12 (VIII).

                                  Schedule 2.21

                              Environmental Matters

      Telephone has in the past used and to a much lesser extent currently uses wooden telephone poles to hang its telephone lines. To the extent that any past or current placement of such poles might be found by a court or administrative agency of competent jurisdiction to be an environmental concern, disclosure is hereby made. Seller is not aware of any such rulings.

      A small brick building previously located on a parcel of Telephone's existing vacant real estate known as the pole yard (Tax No. 16-05-406-002) was demolished and its remnants have been removed. A permit for such demolition was properly applied for and obtained from all applicable Authorities. Seller is unaware of any Hazardous Materials having been disposed of in connection with the demolition of such building, other than in full compliance with Environmental Law.

      Telephone uses a below ground concrete receptacle to collect oil which is drained from the Company's vehicles as part of routine maintenance. Such receptacle uses a separation system to filter and collect spent oil, which is periodically extracted and disposed of. Such receptacle, and the process by which spent oil is extracted and disposed of, complies with all applicable ordinances, codes, and Environmental Laws.

      There is a french drain, approximately two (2) feet square, located in Telephone's garage building, which disperses into the surrounding soil. Seller is unaware of any Hazardous Materials having been disposed of through such drain or of any contamination of the surrounding soil.

      At the Purchaser's request, LAW Engineering and Environmental Services, Inc. has conducted a Phase I and a limited Phase II environmental review of Telephone's real property, and has taken and analyzed soil samples from the areas surrounding the oil separator and floor drain described above. The Purchaser has received a verbal report of LAW Engineering and Environmental Services, Inc.'s findings, which verbal report was to the effect that substances tested for within the soil surrounding the receptacle and the french drain referenced above were within acceptable levels for commercial properties, and, upon receipt of the full written report, the contents of such report will be automatically incorporated herein by reference, as if fully set forth herein, and the disclosures made above will be deemed modified, as though the contents of such full report were fully set forth herein.

                                  Schedule 2.22

                      Capital Expenditures and Investments

I. A copy of Telephone's 1998 capital expenditures budget (Budget) is attached hereto. There are no capital budgets for any other Affiliate.

II. The following is a list of capital expenditures made by the Company pursuant to the Budget since December 31, 1997 to the Execution Date:

      The pedestal upgrades shown on the budget are a work in progress in 1998.

      The outside plant capacity upgrades shown on the budget are mostly completed. All materials have been ordered and paid for, however there is an open work order on the labor to complete the upgrades.

      The new service van shown on the budget was purchased in 1997.

      The landscaping with respect to the front of the building shown on the budget was completed already in 1998.

      The new facsimile machine shown on the budget has already been purchased in 1998.

      The marketing expense, mailers, newspaper and advertising publications shown on the budget are an ongoing expense in 1998, but are mostly completed.

                                  Schedule 2.23

                            Dealings with Affiliates

I. A list of all oral or written Contracts between the Company and any one or more of its Affiliates is set forth below:

      A.    Parties:             The El Paso Telephone Company/El Paso Long
                                 Distance
            Subject Matter:      The El Paso Telephone Company provides to El
                                 Paso Long Distance facilities and personnel.
                                 The costs of these facilities and personnel to
                                 El Paso Long Distance is allocated pursuant to
                                 such agreement.
            Written Contract:    Facilities and Personnel Sharing Agreement,
                                 dated January 1, 1997.

      B.    Parties:             The El Paso Telephone Company/El Paso Long
                                 Distance
            Subject Matter:      The El Paso Telephone Company provides to El
                                 Paso Long Distance billing and collection
                                 functions. The El Paso Telephone Company
                                 charges $4 per bill for this service.
            Written Contract:    There is no signed written agreement.

      C.    Parties:             The El Paso Telephone Company (lender) and
                                 Gemcell (debtor)
            Subject Matter:      advances currently totaling $228,092.49 to meet
                                 capital contributions to cellular partnerships
                                 and income taxes on unrealized partnership
                                 profits.
            Written Contract:    There is no signed written agreement.

II. Payments, Loans or Credit Arrangements with Affiliates or Employees Except in the Ordinary Course of Business since December 31, 1997:

      A.    Parties:             Ravenswood Communications, Inc./Carla J.
                                 Brownlee
            Subject Matter:      $500,000 loan from Ravenswood Communications,
                                 Inc. to Seller, to be repaid on or before the Closing Date.
            Purpose:             Payment of settlement agreement of Frey
                                 litigation.

      B.    Parties:             The El Paso Telephone Company/Ravenswood
                                 Communications, Inc.
            Subject Matter:      $500,000 distribution from The El Paso
                                 Telephone Company to Ravenswood Communications,
                                 Inc.

                                  Schedule 2.24

                                    Insurance

I. The Company currently is covered by insurance policies which provide for coverages that are usual and customary as to amount and scope in the business of the Company, descriptions of which policies, including the names of the insurer and the insured, the amount of premiums, and the types and amounts of coverage, are set forth below:

      A. Insurance Policies Issued by National Farmers Union Standard Insurance Company (Insured - Ravenswood Communications, Inc.):

            Type:                Directors and Officers Liability
            Policy No.:          2DO0297402
            Effective Date:      February 10, 1998
            Limits:              $1 million per occurrence
            Annual Premium:      $3,048

            Type:                Workmen's Compensation
            Policy No.:          2WC0152123
            Date:                February 10, 1998
            Limits:              $100,000 - each accident
                                 $500,000 - disease (policy limit)
                                 $100,000 - disease (each employee)
            Annual Premium:      $7,280

            Type:                General Liability
            Policy No.:          2RU0152121
            Effective Date:      February 10, 1998
                                 $2,497,000 - Real and Personal Property
                                 $50,000 - Personal Property of Others
                                 $250,000 - Value Protection Group (aggregate limit)
                                 $1 million - bodily injury, property damage, personal injury, advertising injury
                                 $2 million - products, completed operations hazard (aggregate limit)
                                 $1,000/person, $10,000/occurrence - premises medical coverage
                                 $50,000/occurrence - fire, legal liability, real property
                                 $1 million - telephone directory liability
                                 (aggregate limit)

            Annual Premium:      $9,629

                                  Schedule 2.24

                                    Insurance
                                   (Continued)

      A. Insurance Policies Issued by National Farmers Union Standard Insurance Company (Insured - Ravenswood Communications, Inc.): (Continued)

            Type:                Automobile Liability
            Policy No.:          2RU0152121
            Effective Date:      February 10, 1998
            Limits:              $1 million/occurrence (bodily injury; property
                                 damage)
                                 $1 million/occurrence (uninsured motorist)
                                 $1 million/occurrence (underinsured motorist)
                                 $2,000 each (auto medical payment)
            Annual Premium:      Included as part of annual premium set forth
                                 under General Liability

            Type:                Umbrella
            Policy No.:          2CB152122
            Effective Date:      February 10, 1998
            Limits:              $1 million/occurrence
                                 $2 million aggregate
            Annual Premium:      Included as part of annual premium set forth
                                 under General Liability

            Type:                Auto Physical Damage
            Policy No.:          2RU0152121
            Effective Date:      February 2, 1998
            Limits:              Comprehensive - actual cash value less $100
                                 deductible
                                 Collision - actual cash value less $250
                                 deductible
            Annual Premium:      Included as part of annual premium set forth
                                 under General Liability

            Type:                Crime
            Policy No.:          2RU0152121
            Effective Date:      February 10, 1998
            Limits:              $500,000 limit of liability/occurrence less
                                 $250 deductible/occurrence covering employee dishonesty, forgery, alteration, theft, disappearance, destruction, robbery and safe burglary.

            Annual Premium:      Included as part of annual premium set forth
                                 under General Liability

                                  Schedule 2.24

                                    Insurance
                                   (Continued)

      B. Insurance Policies Issued by American Community Mutual Insurance Company (Insured - Ravenswood Communications, Inc.):

            Type:                Group Health
            Policy Number:       85069
            Effective Date:      May 5, 1998
            Coverage:            Dental, Vision, Prescription Drugs, Life
                                 ($10,000), Accidental Death ($10,000), Group
                                 Health
            Annual Premium:      $96,638.52

      C. Insurance Policies Issued by Bankers Company (Insured - Eleanor Crawford, a Retiree of El Paso Telephone Company)

            Type:                Supplemental Medical Insurance
            Policy No.:          76,300,863
            Effective Date:      October 3, 1997
            Annual Premium:      $1,495.84

      D. Self Insurance

            Type:                Short Term Disability
            Coverage:            80% of employees weekly salary for up to 10
                                 weeks according to longevity. Fully described in Handbook, See Schedule 2.10.

II. Claims made by the Company under any policy since December 31, 1993:

            Insurer:             National Farmers Union Standard
            Date of Loss:        May 8, 1997
            Claim No.            RU29710955
            Description:         Loss of two payphones in a fire.
            Claimant:            Ravenswood Communications, Inc.

                                  Schedule 2.26

                               Permits and Reports

I. A list of all permits, licenses, registrations, certificates, orders, approvals or other authorizations from any Authority or other Person including, without limitation, the FCC and the ICC and all applicable municipalities ("Permits") issued to or held by the Company in connection with its operations as presently conducted is set forth below:

      A.    FCC Permits and Reports

            1. FCC Tariff No. 1 filed by El Paso Long Distance Company, and made effective on July 1, 1996, establish rates and regulations for domestic interstate services.

            2. International Section 214 application filed 6/26/96; File No. ITC-96-351 granted 8/7/96. The change of control contemplated by the Stock Purchase Agreement requires consent of the FCC, which will be jointly applied for as detailed in Schedules 2.3 and 3.3. Other than with respect to such 214 Authorization, the transactions contemplated by the Stock Purchase Agreement do not require FCC approval.

            3. Interstate Tariff filed 6/28/96; effective 6/27/96.

            4. El Paso Long Distance concurs in Geneseo Long Distance Company's International Tariff which was filed July 30, 1996; effective July 31, 1996.

      B.    Illinois Permits and Reports

            1. Certificate of Service Authority - The El Paso Telephone Company:
      ICC granted a Certificate of Public Convenience and Necessity to El Paso Telephone Company for the construction, operation and maintenance of telephone facilities and transaction of a telephone public utility in its El Paso exchange in ICC Docket No. 78-0401 on March 7, 1979.

            2. El Paso Telephone Co. Tariffs

                  a. Tariff ICC No. 10: Regulations, rates and charges applying to the provision of access service for connection to the intrastate communications facilities for Intrastate Customers within the operating territory of the El Paso Telephone Company.

                        Received November 15, 1985
                        Commission Action December 11, 1985.

                                  Schedule 2.26

                               Permits and Reports
                                   (Continued)

                  b. Tariff ICC No. 13: Access Service Regulations, Rates and
            Charges applying to the provision of Access Service for connection to intrastate communication facilities for Intrastate Customers within the operating territory of the El Paso Telephone Company in the State of Illinois as provided herein Rate Centers, El Paso.

                        Received December 30, 1993
                        Commission Action January 24, 1994

                  c. ICC No. 14: Non-Competitive Telecommunications Services
            Tariff. Schedule of Rates and Charges together with rules and regulations provided in the territory served by the El Paso Telephone Company within the State of Illinois as follows: El Paso, Illinois

                        Received March 17, 1997
                        Commission Action April 9, 1997

            3. Certificate of Service Authority - El Paso Long Distance Company:

                  Certificate of Service Authority to provide resold long
            distance service for El Paso Long Distance Company in ICC Docket No. 95-0594 on January 10, 1996.

            4. El Paso Long Distance Company Tariff

                  ICC No. 1: Interexchange Telecommunications Service. This
            tariff contains rules, regulations, descriptions and rates applicable to the furnishing of competitive interexchange telecommunications services offered by El Paso Long Distance Company within the State of Illinois. This tariff is filed pursuant to
            Section 13-502(b) of the Public Utilities Act. El Paso Long Distance Company declares all services contained in this tariff to be competitive.

                        Received June 25, 1996
                        Commission Action October 23, 1996

            5. The following is a list of all returns, reports, applications, statements and other documents filed by El Paso Telephone Company within the past 5 years:

                  a.    Annual Reports with ICC (each year)
                  b. Annual Reports with Illinois Secretary of State (each year)
                  c. Quarterly Code Part 240 Reports with ICC (each year since 1994)
                  d. Gross Revenue Returns with ICC (each year) e. REA (RTB) annual filing

                  e.    REA (RTB) annual filing

                                  Schedule 2.26

                               Permits and Reports
                                   (Continued)

                  f. Interstate Telecommunications Relay Services (TRS) Fund Worksheet
                  g.    Universal Service Worksheet (FCC Form 457)
                  h.    USAC Certification of Deminimus Exemption
                  i.    USAC Service Provider Information Form (FCC Form 498)
                  j. North American Numbering Plan Administration (NANPA) Funding Worksheet (FCC 496)
                  k.    Illinois Income Tax Return
                  l.    Illinois Employer's Quarterly Withholding Tax Return
                  m.    Illinois Employer's Contribution and Wage Report
                  n.    Illinois Telecommunications Excise Tax Return
                  o.    Illinois Invested Capital Tax Return
                  p.    Illinois Sales and Use Tax Return
                  q.    Illinois Infrastructure Maintenance Fees Return
                  r.    Federal Income Tax return
                  s.    Employer's Quarterly Federal Tax Return
                  t.    Employer's Annual Federal Unemployment (FUTA) Tax Return
                  u.    Employer's Quarterly FUI Taxable Wage Report
                  v.    Quarterly Federal Excise Tax Return
                  w.    See list of ICC dockets below and I.A. above.
                  x.    FCC 43.61 International Report.
                  y.    FCC Regulatory Fees (FCC Form 159).
                  z. Self certification of status as a rural telephone company.

      C.    Local Permits

            Franchise Ordinance from City of El Paso dated March 4, 1996, authorizing use of City streets and rights-of-way for location of telephone facilities.

II. Authorizations, Consents, Notifications or Filing; Continued Effect of
Permits:

            A. The contemplated transaction would effect a transfer of control in The El Paso Telephone Company ("Telephone"). Since Telephone is an Illinois public utility, any changes in control require the prior approval of the ICC, for which provision has been made in Sections 7.2 and 8.2 of this Agreement.

                                  Schedule 2.26

                               Permits and Reports
                                   (Continued)

            B. The contemplated transaction would effect a transfer of control in El Paso Long Distance Company ("Long Distance"). Since Long Distance holds an FCC tariff to provide interstate telecommunications service, and an ICC tariff to provide intrastate telecommunications services, any changes in control require the prior approval of the FCC and ICC, respectively, for which provision has been made in Sections 7.2 and 8.2 of this Agreement.

III. A list of all returns, reports, applications, statements and other documents filed by the Company within the past five (5) years with the FCC, the ICC and any other Authority or municipality (including taxing authorities) is set forth below:

      A.    Returns and Reports: See above.

      B.    Applications:

ICC Docket No. 98-0173:       Pursuant to Petition filed on March 3, 1998, the
                              ICC granted proprietary status to all Annual
                              Reports of El Paso Long Distance Company by Order dated April 22, 1998.

ICC Docket No. 97-0428:       Pursuant to Petition filed on September 12, 1997,
                              El Paso Telephone Company was designated by the ICC as an eligible telecommunications carrier pursuant to 45 USC 214(e) to receive universal service support by Order dated December 17, 1997.

ICC Docket No. 95-0594:       Pursuant to Petition filed on November 28, 1995,
                              the ICC approved a reorganization pursuant to 220
                              ILCS 5/7-204 and a Certificate of Service
                              Authority to provide resold long distance service for El Paso Long Distance Company by Order dated
                              January 10, 1996. The reorganization involved a reverse triangular merger and resulted in Ravenswood Communications, Inc. owning all of the stock of El Paso Telephone Company and El Paso
                              Long Distance Company.

                                  Schedule 2.26

                               Permits and Reports
                                   (Continued)

ICC Docket No. 94-0003:       Pursuant to Petition filed on January 4, 1994, the
                              ICC approved a Loan Agreement with the Rural
                              Telephone Finance Cooperative and the execution and issuance of a mortgage and security agreement and a promissory note in the amount of $2,611,111, by Order dated February 24, 1994. The note and loan agreements relative to this matter were never executed and the funds were never drawn down. The
                              Company will not be drawing these funds and will be submitting a final report to the ICC under Code
                              Part 240. .

ICC Docket No. 94-0182:       Pursuant to a Petition filed on May 11, 1994, the
                              ICC approved a stock purchase agreement and the sale of certain equipment to Central Illinois Data
                              Services, Inc. by Order dated October 3, 1995. ICC also approved agreements between CIDS and El Paso and CIDS and C-R to provide billing services.
                              Further, the ICC approved an agreement between El
                              Paso and CIDS for the use of El Paso employees and facilities. El Paso and C-R are the sole shareholders of CIDS and under the approved agreement each will own 230 shares of common stock in CIDS.

ICC Docket No. 93-0426:       Pursuant to Petition filed on November 26, 1993,
                              the ICC approved the purchase by El Paso Telephone
                              Company of the shares in El Paso Telephone Company owned by Grace Gordon (70 shares) and David Gordon
                              (325 shares) for $395,000 by Order dated February
                              24, 1994.

                                  Schedule 2.26

                               Permits and Reports
                                   (Continued)

ICC Docket 94-0365:           By Petition filed on September 15, 1994, The El
                              Paso Telephone Company and the other eight independent telephone companies whose cellular subsidiaries are Partners in the cellular partnerships referred to elsewhere in these schedules petitioned the ICC for approval to make additional investments of up to $50,000 in their respective cellular subsidiaries. The ICC granted the Petition by Order dated October 18, 1995 and authorized El Paso to loan up to an additional
                              $50,000 to Gemcell, Inc. At the time of this docket, Illinois law required all telephone companies, including small companies such as C-R, to obtain approval from the Illinois Commerce
                              Commission ("ICC") under Sections 7-101 and 7-102 of affiliated interest transactions and investments in other entities. The ICC had previously approved by Order dated August 21, 1991 in ICC Docket No. 90-0385 El Paso's to advance of up to $250,000 in Gemcell to the three cellular
                              Partnerships.

                                  Schedule 2.27

                       Absence of Undisclosed Liabilities

None.

                                  Schedule 3.3

                    Consents and Authorizations of Purchaser

      1. Section 7-204 of the Public Utilities Act, 220 ILCS 5/7-204, which is applicable to Ravenswood and/or one or more of its Affiliates, provides that no reorganization shall take place without prior approval of the Illinois Commerce Commission ("ICC"). The transactions contemplated by the Stock Purchase Agreement would be a reorganization under said statute, and therefore require ICC approval. MJD Communications, Inc., Purchaser, Ravenswood and Telephone shall seek to obtain ICC approval by filing a joint application for approval of the reorganization of Telephone in accordance with Section 7-204 of such Act and for all other appropriate relief.

      2. The Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission prohibit a change of control over any FCC license without the prior approval of the FCC. The parties will apply for FCC approval of the transfer of control of El Paso Long Distance Company's International Section 214 Authorization (ITC-96-351, granted August 6,
1996).

      3. Approval of the Board of Directors of MJD Services Corp. was obtained on August 20, 1998.

      4. The Rural Telephone Bank is entitled to notice of the change of control and reorganization contemplated by the Stock Purchase Agreement pursuant to the Mortgage and Security Agreement dated February, 1980. Notice will be given by Seller and Purchaser jointly upon execution of the Agreement.

      5. AT&T Communications of Illinois, Inc. is entitled to notice of the change of control and reorganization contemplated by the Stock Purchase Agreement pursuant to that certain agreement between itself and El Paso Telephone Company regarding billing and collecting services. Notice will be given by Seller and Purchaser jointly upon execution of the Agreement.

      6. The Company has other contracts in place, such as the Franchise from the City of El Paso, which require notice to and approval by the other party thereto of any assignment of the contract, however these contracts do not appear to require approval for a change of control or reorganization. All such contracts are included in the list of contracts contained in either Schedule
2.12 or 2.26. Notice will be given by Seller and Purchaser jointly upon execution of the Agreement.

                                 Schedule 4.1(b)

                    New Employees and Changes to Compensation

See Schedule 2.11(d).

                                  Schedule 4.14

                         Article IV Disclosure Statement

None.

                                  Schedule 4.7

                        Assets to be Sold by the Company

      The Company shall sell and the Seller shall purchase Seller's Company owned car (1994 Pontiac Bonneville) and Compac laptop computer at net book value.

                                  Schedule 6.6

                              Public Announcements

      Except as set forth below and as set forth in the Agreement, no party to the Stock Purchase Agreement or any Affiliate, representative or shareholder of such party shall disclose any of the terms of said Agreement to any third party prior to Closing:

      A.    Seller and/Company:

      1.    Nancy Ales
      2.    Herbert Arbuckle
      3.    William Davis
      4.    Linda Morris
      5. Ann Armstrong, as (i) Power of Attorney for Leta Manninga, (ii) individually, and (iii) as agent for Judy Bohlander and Lois Vogel
      6.    D. Evalyn Tate
      7.    City of El Paso
      8. All governmental authorities or contract parties requiring notice or from whom consent to the transaction will be required.

      B.    Purchaser:

      1. All governmental authorities or contract parties requiring notice or from whom consent to the transaction will be required.

      2.    Purchaser's Lender.


                                       1